QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4(o)

EXECUTION COPY

          AMENDMENT No. 9 entered into as of April 25, 2001 (this "Amendment"), to the Credit Agreement dated as of February 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Magellan Health Services, Inc., a Delaware corporation (the "Parent Borrower"); Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of the Parent Borrower that becomes a "Subsidiary Borrower" pursuant to Section 2.23 of the Credit Agreement (each, a "Subsidiary Borrower" and, collectively, the "Subsidiary Borrowers" (such term is used herein as modified in Article I of the Credit Agreement); the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "Borrowers"); the Lenders (as defined in Article I of the Credit Agreement); The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank"); First Union National Bank, a national banking corporation, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank"); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank" and, together with The Chase Manhattan Bank and First Union National Bank, each in its capacity as an issuing bank, the "Issuing Banks").

        A.    The Lenders and the Issuing Banks have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

        B.    The Parent Borrower intends to issue the 2001 Notes (as defined in the Credit Agreement, as amended by this Amendment) and has requested that the Required Lenders amend certain provisions of the Credit Agreement as set forth herein, and the Required Lenders are willing so to amend such provisions of the Credit Agreement, on the terms and subject to the conditions set forth in this Amendment.

        C.    Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement (as amended hereby).

        Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Amendments to Section 1.01.    (a) The definition of the term "Borrowing" in Section 1.01 of the Credit Agreement is hereby amended by (i) adding the text "(a)" immediately before the text "Loans of a single Class" in such definition and (ii) adding the text ", or (b) a Swingline Loan" at the end of such definition.

        (b)  The definition of the term "Class" in Section 1.01 of the Credit Agreement is hereby amended by adding the text "Swingline Loans," immediately after the text "are Revolving Loans," in such definition.

        (c)  The definition of the term "Consolidated Net Worth" in Section 1.01 of the Credit Agreement is hereby deleted.

        (d)  The definition of the term "Excess Cash Flow" in Section 1.01 of the Credit Agreement is hereby amended by replacing all references to "Permitted Stock Repurchases or Dividends" in such definition with the text "Permitted Stock and Note Repurchases or Dividends".

        (e)  The definition of the term "Interest Payment Date" in Section 1.01 of the Credit Agreement is hereby amended by (i) adding the text "(other than a Swingline Loan)" immediately after the text "with respect to any Loan" in such definition and (ii) adding the text ", and with respect to any Swingline Loan, the day that such Loan is required to be repaid" at the end of such definition.

        (f)    The definition of the term "Lenders" in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

        Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

        (g)  The definition of the term "Loans" in Section 1.01 of the Credit Agreement is hereby amended by adding the text ", the Swingline Loans" immediately after the text "shall mean the Revolving Loans" in such definition.

        (h)  The definition of the term "Permitted Acquisition" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the comma immediately after the text "6.11" in clause (a)(i) of such definition and replacing it with the text "and", (ii) deleting the text "6.13 and 6.14," in clause (a)(i) of such definition, (iii) deleting the text "(x)" in clause (iii) of paragraph (e) of such definition, (iv) deleting the text ", and" immediately after the text "is greater than or equal to 4.00:1.00, $100,000,000" in clause (iii) of paragraph (e) of such definition and replacing it with a period and (v) deleting subclause (iii)(y) of paragraph (e) of such definition.

        (i)    The definition of the term "Permitted CBHS Investment" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the comma immediately after the text "6.11" in clause (a)(i) of such definition and replacing it with the text "and" and (ii) deleting the text "6.13 and 6.14," in clause (a)(i) of such definition.

        (j)    The definition of the term "Permitted CBHS Lease Transaction" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the comma immediately after the text "6.11" in paragraph (d) of such definition and replacing it with the text "and" and (ii) deleting the text "6.13 and 6.14," in paragraph (d) of such definition.

        (k)  The definition of the term "Permitted Debt Repurchase" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the comma immediately after the text "6.11" in clause (a)(i) of such definition and replacing it with the text "and" and (ii) deleting the text "6.13 and 6.14," in clause (a)(i) of such definition.

        (l)    The definition of the term "Permitted Non-Control Investment" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the comma immediately after the text "6.11" in clause (a)(i) of such definition and replacing it with the text "and", (ii) deleting the text "6.13 and 6.14," in clause (a)(i) of such definition and (iii) replacing the text "$35,000,000" immediately following the text "outstanding at such time exceeds" in paragraph (d) of such definition with the text "$50,000,000".

        (m)  The definition of the term "Permitted Non-Guarantor Transactions" in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the text "$35,000,000" immediately following the text "shall not exceed" in clause (v) of paragraph (d) of such definition with the text "$50,000,000", (ii) deleting the comma immediately after the text "6.11" in clause (v)(i) of paragraph (d) of such definition and replacing it with the text "and" and (iii) deleting the text "6.13 and 6.14," in clause (v)(i) of paragraph (d) of such definition.

        (n)  The definition of the term "Permitted Post-Closing Crescent Transaction" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the comma immediately after the text "6.11" in paragraph (c) of such definition and replacing it with the text "and" and (ii) deleting the text "6.13 and 6.14," in paragraph (c) of such definition.

        (o)  The definition of the term "Permitted Stock Repurchases or Dividends" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Permitted Stock and Note Repurchases or Dividends" shall mean (a) any repurchase by the Parent Borrower of shares of its common stock, (b) any repurchase by the Parent Borrower of any stock option held by any director, officer or employee, and any amount paid by the Parent Borrower in respect of the cancelation or termination of any stock option, (c) any repurchase or redemption by the Parent Borrower of shares of non-voting capital stock issued by the Parent Borrower as part of a Specified Equity Issuance, the payment of accumulated and unpaid dividends and arrearages on such shares of non-voting capital stock to the extent that such dividends and arrearages become due and payable at the time of a repurchase or redemption permitted by this clause (c), or any payment made by the Parent Borrower in connection with the sale by the holder(s) of non-voting capital stock issued by the Parent Borrower as part of a Specified Equity Issuance, in each case (i) after March 5, 2002, (ii) only in the circumstances and to the extent required by the terms and conditions of the relevant Specified Equity Issuance and (iii) solely in accordance with the terms and conditions of the relevant Specified Equity Issuance, (d) any payment of a cash dividend on any capital stock issued pursuant to any Specified Equity Issuance, (e) any payment of dividends on any capital stock issued pursuant to any Specified Equity Issuance (i) in the form of (A) additional shares of such capital stock (or of other capital stock of the Parent Borrower issued pursuant to a Specified Equity Issuance or otherwise on terms that are not less favorable to the Lenders than the terms of such capital stock) or (B) shares of common stock of the Parent Borrower (such common stock to have the same terms as the common stock issued by the Parent Borrower as of the date hereof or terms that are not less favorable to the Lenders than the terms of such common stock) and (ii) in accordance with the terms of such capital stock issued pursuant to such Specified Equity Issuance or (f) any repurchase or redemption by the Parent Borrower of the Subordinated Notes, in each case described in clauses (a) through (f) above, so long as (A) after giving effect to such repurchase, redemption, cancelation, termination or payment, (1) the Parent Borrower shall be in compliance, on a pro forma basis, with all covenants set forth in this Agreement, including then effective covenants contained in Sections 6.10, 6.11 and 6.12, which shall be recomputed as at the last day of the most recently ended fiscal quarter (for which financial information has been delivered pursuant to Section 5.04) of the Parent Borrower as if such repurchase, redemption, cancelation, termination or payment had occurred on the first day of each relevant period for testing such compliance, and (2) on the date of such repurchase, redemption, cancelation, termination or payment and immediately after giving effect thereto, no Default or Event of Default shall exist, (B) the aggregate cash amount expended by the Parent Borrower in connection with all Permitted Stock and Note Repurchases or Dividends shall not exceed (y) during the term of this Agreement, in the case of all repurchases, redemptions and payments permitted by clause (c) of this definition, the sum of (I) the lesser of $18,500,000 and the aggregate cash consideration received by the Parent Borrower in respect of the issuance of non-voting capital stock as part of a Specified Equity Issuance to Persons other than the Preemptive Rights Holders, (II) the aggregate cash consideration received by the Parent Borrower in respect of the issuance of non-voting capital stock as part of a Specified Equity Issuance to the Preemptive Rights Holders solely pursuant to the exercise of their preemptive rights under the Preemptive Rights Agreement in respect of capital stock being issued to other Persons as a Specified Equity Issuance, (III) the aggregate cash consideration received by the Parent Borrower in respect of any Equity Issuance described in the first proviso to Section 2.13(d) and (IV) the aggregate amount set forth in the table below opposite the applicable Leverage Ratio as shown below, with such applicable Leverage Ratio calculated on a pro forma basis after giving effect to such repurchase, redemption, cancelation, termination or payment (including any Indebtedness incurred in connection therewith) and recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower as if such payment had been made on the first day of the relevant period for calculating such Leverage Ratio, less the aggregate amount that has been expended pursuant to clause (a), (b), (d), (e) or (f) above (any payment made pursuant to this clause (IV) being an "additional payment") and (z) from May 31, 2001, through the term of this Agreement, in the case of all other Permitted Stock and Note Repurchases or Dividends as described in clauses (a), (b), (d), (e) or (f) above, (1) the aggregate amount set forth opposite the applicable Leverage Ratio as shown below, with such applicable Leverage Ratio calculated on a pro forma basis after giving effect to such repurchase, redemption, cancelation, termination or payment (including any Indebtedness incurred in connection therewith) and recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower as if such payment had been made on the first day of the relevant period for calculating such Leverage Ratio, less (2) the aggregate amount that has been expended on additional payments from May 31, 2001

Leverage Ratio	Aggregate Amount
Greater than 4.00:1.00	$10,000,000
Greater than 3.50:1.00 but less than or equal to 4.00:1.00	$25,000,000
Greater than 3.00:1.00 but less than or equal to 3.50:1.00	$40,000,000
Less than or equal to 3.00:1.00	$60,000,000

provided that in the event that the Parent Borrower's Leverage Ratio increases to a level that causes the aggregate amount set forth above opposite the applicable Leverage Ratio to be less than the aggregate amount of repurchases, redemptions and payments made prior to such increase in the Leverage Ratio, (I) no Permitted Stock and Note Repurchases or Dividends as described in clauses (a), (b), (d), (e) or (f) above shall be permitted until such time as the Parent Borrower's Leverage Ratio decreases to a level that causes the applicable aggregate amount set forth above opposite the applicable Leverage Ratio to be greater than the aggregate amount of repurchases, redemptions and payments made prior to such decrease in the Leverage Ratio and (II) no Default shall exist solely as a result of such increase in the Leverage Ratio, and (C) after giving effect to any such repurchase, redemption, cancelation, termination or payment, the aggregate amount of cash and cash equivalents on the Parent Borrower's consolidated balance sheet plus the remaining available balance of the Total Revolving Credit Commitment shall be at least equal to (x) in the case of Permitted Stock and Note Repurchases or Dividends as described in clauses (a), (b), (d), (e) or (f) above, $50,000,000 or (y) in the case of Permitted Stock and Note Repurchases or Dividends as described in clause (c) above, $20,000,000. Notwithstanding anything to the contrary set forth in this definition, the issuance by the Parent Borrower of (a) common stock of the Parent Borrower (such common stock to have the same terms as the common stock issued by the Parent Borrower as of the date hereof or terms that are not less favorable to the Lenders than the terms of such common stock) or (b) non-redeemable participating preferred stock of the Parent Borrower (such preferred stock to be issued pursuant to the terms of a Specified Equity Issuance or on terms that are not less favorable to the Lenders than those provided in such Specified Equity Issuance), in each case in respect of accumulated and unpaid dividends and arrearages on capital stock issued pursuant to a Specified Equity Issuance when such capital stock is being converted to common stock or non-redeemable participating preferred stock of the Parent Borrower in accordance with the terms and conditions of the relevant Specified Equity Issuance, shall, to the extent that such common stock or non-redeemable participating preferred stock dividends are required under the terms and conditions of the relevant Specified Equity Issuance, constitute Permitted Stock and Note Repurchases or Dividends.

        (p)  The definition of the term "Revolving Credit Exposure" in Section 1.01 of the Credit Agreement is hereby amended by adding the text ", plus the aggregate amount at such time of such Lender's Swingline Exposure" at the end of such definition.

        (q)  The definition of the term "Specified Equity Issuance" in Section 1.01 of the Credit Agreement is hereby amended by replacing the text "Permitted Stock Repurchases or Dividends" at the end of such definition with the text "Permitted Stock and Note Repurchases or Dividends".

        (r)  The definition of the term "Specified Joint Venture" in Section 1.01 of the Credit Agreement is hereby amended by adding the text "or any contractual obligation owed to such joint venture's customers" at the end of such definition.

        (s)  The definition of the term "Specified Newly Formed Subsidiary" in Section 1.01 of the Credit Agreement is hereby amended by adding the text "or any contractual obligation owed to such Subsidiary's customers" at the end of such definition.

        (t)    Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms "Permitted Senior Unsecured Indebtedness", "Swingline Exposure", "Swingline Lender", "Swingline Loan", "2001 Notes" and "2001 Notes Indenture" in the appropriate alphabetical order to read in their entirety as follows:

        "Permitted Senior Unsecured Indebtedness" shall mean, at any time, (a) the 2001 Notes and (b) any other unsecured Indebtedness of the Parent Borrower, provided for purposes of clause (b) that (i) the aggregate amount of scheduled principal payments in respect of such Indebtedness, without duplication, that can be due on a date that is on or prior to the Tranche C Maturity Date cannot exceed $25,000,000; (ii) such Indebtedness contains covenants (including financial and negative covenants) and events of default that are no more restrictive in any material respect than the analogous covenants and events of default contained in 2001 Notes Indenture; and (iii) on the date that any such Indebtedness is incurred and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

        "Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Percentage of the total Swingline Exposure at such time.

        "Swingline Lender" shall mean The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

        "Swingline Loan" shall mean a Loan made pursuant to Section 2.24.

        "2001 Notes" shall mean the Parent Borrower's senior unsecured notes due November 15, 2007, issued on May 31, 2001, which notes shall not be guaranteed by any Subsidiary (and shall include any substantially identical senior unsecured notes of the Parent Borrower in the same aggregate principal amount issued in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the 2001 Notes Indenture).

        "2001 Notes Indenture" shall mean the Indenture dated as of May 31, 2001, between the Parent Borrower and HSBC Bank USA, relating to the 2001 Notes, as the same may be amended and supplemented from time to time in accordance with the terms hereof and thereof.

        SECTION 2.    Amendments to Section 2.02(a).    Section 2.02(a) of the Credit Agreement is hereby amended by (a) adding the text "(other than a Swingline Loan)" immediately after the text "Each Loan" in the first sentence of such Section, (b) adding the text "Swingline Loans and" immediately after the text "Except for" in the second sentence of such section and (c) adding the following sentence at the end of such Section:

          Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

        SECTION 3.    Amendment to Section 2.02(b).    Section 2.02(b) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

          Each Swingline Loan shall be an ABR Loan.

        SECTION 4.    Amendment to Section 2.03.    Section 2.03 of the Credit Agreement is hereby amended by adding the text "Swingline Loan or a" immediately after the text "other than a" in the first parenthetical in such Section.

        SECTION 5.    Amendments to Section 2.04(a).    Section 2.04(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

          The Borrowers, jointly and severally, unconditionally promise to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the maturity date for such Swingline Loan agreed to by the Swingline Lender and the applicable Borrower, which maturity date shall be a date not later than seven Business Days after such Swingline Loan is made.

        SECTION 6.    Amendment to Section 2.05(a).    Section 2.05(a) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

          For purposes of computing Commitment Fees, a Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and L/C Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

        SECTION 7.    Amendment to Section 2.06(a).    Section 2.06(a) of the Credit Agreement is hereby amended by adding the text "(including each Swingline Loan)" immediately after the text "the Loans comprising each "BR Borrowing" in the first sentence of such Section.

        SECTION 8.    Amendment to Section 2.10.    Section 2.10 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

          This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

        SECTION 9.    Amendments to Section 2.11(a).    Section 2.11(a) of the Credit Agreement is hereby amended by (a) adding the text "(or, in the case of Swingline Borrowings, one)" immediately after the text "upon at least two" in such Section and (b) adding the text "(except that this proviso shall not apply to Swingline Borrowings)" at the end of such Section.

        SECTION 10.    Amendment to Section 2.13(a).    Section 2.13(a) of the Credit Agreement is hereby amended by adding the text "(or other date, as applicable, marking the end of the fiscal year of the applicable Borrower)" immediately after the text "September 30" in clause (i) of the proviso to such Section.

        SECTION 11.    Amendments to Section 2.13(b).    Section 2.13(b) of the Credit Agreement is hereby amended by (a) replacing the text "75%" in such Section with the text "the applicable percentage set forth opposite the applicable Leverage Ratio as shown below (such Leverage Ratio being calculated as of the last day of the most recently ended fiscal quarter)" and (b) adding the following table at the end of such Section:

Leverage Ratio	Applicable Percentage
Greater than 3.50:1.00	75%
Greater than 3.00:1.00 but less than or equal to 3.50:1.00	50%
Less than or equal to 3.00:1.00	25%

        SECTION 12.    Amendment to Section 2.13(c).    Section 2.13(c) of the Credit Agreement is hereby amended by adding the text "(or other date, as applicable, marking the end of the fiscal year of the applicable Borrower)" immediately after the text "September 30" in the proviso to such Section.

        SECTION 13.    Amendments to Section 2.13(d).    Section 2.13(d) of the Credit Agreement is hereby amended by (a) replacing the text "75%" in clause (iv) of such Section with the text "the applicable percentage set forth opposite the applicable Leverage Ratio as shown below (such Leverage Ratio being calculated as of the last day of the most recently ended fiscal quarter)", (b) adding the text "(or other date, as applicable, marking the end of the fiscal year of the applicable Borrower)" immediately after the text "September 30" in the second proviso to such Section, (c) replacing the text "Permitted Stock Repurchases or Dividends" at the end of the first proviso to such Section with the text "Permitted Stock and Note Repurchases or Dividends" and (d) adding the following table at the end of such Section:

Leverage Ratio	Applicable Percentage
Greater than 3.50:1.00	75%
Greater than 2.50:1.00 but less than or equal to 3.50:1.00	50%
Less than or equal to 2.50:1.00	25%

        SECTION 14.    Amendments to Section 2.13(g).    Section 2.13(g) of the Credit Agreement is hereby amended by (a) adding the text "and all outstanding Swingline Loans" immediately after the text "prepay all outstanding Revolving Credit Borrowings" in the first sentence of such Section and (b) adding the text "or Swingline Loans (or a combination thereof)" immediately after the text "prepay Revolving Credit Borrowings" in clause (ii) of such Section.

        SECTION 15.    Amendments to Section 2.13(k).    Section 2.13(k) of the Credit Agreement is hereby amended by (a) adding the text "(and, in the case of prepayment of a Swingline Loan, the Swingline Lender)" immediately after the text "shall deliver to the Administrative Agent" in the first sentence of such Section and (b) adding the text "(except in the case of prepayment of a Swingline Loan, one day's prior written notice of such prepayment)" at the end of the first sentence of such Section.

        SECTION 16.    Amendments to Section 2.17.    Section 2.17 of the Credit Agreement is hereby amended by (a) adding the text "provided below in this Section 2.17 with respect to Swingline Loans and as" immediately after the text "Except as" at the beginning of such Section and (b) adding the following sentence immediately after the first sentence of such Section:

          For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments.

        SECTION 17.    Amendment to Section 2.18.    Section 2.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 2.18.    Sharing of Setoffs.    Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Revolving Loans and Term Loans and participations in L/C Disbursements and Swingline Loans shall be proportionately less than the unpaid principal portion of the Revolving Loans and Term Loans and participations in L/C Disbursements and Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans, Swingline Loans and Term Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans, Swingline Loans and Term Loans and L/C Exposure and participations in Revolving Loans, Swingline Loans and Term Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans, Swingline Loans and Term Loans and L/C Exposure then outstanding as the principal amount of its Revolving Loans, Swingline Loans and Term Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans, Swingline Loans and Term Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Revolving Loan, Swingline Loan and Term Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

        SECTION 18.    Amendment to Section 2.19(a).    Section 2.19(a) of the Credit Agreement is hereby amended by adding the text "payments to be made directly to the Swingline Lender and" immediately after the text "(other than" in the second sentence of such Section.

        SECTION 19.    Amendment to Section 2.21(a).    Section 2.21(a) of the Credit Agreement is hereby amended by adding the text "and the Swingline Lender" immediately after the text "if a Revolving Credit Commitment is being assigned, of each Issuing Bank" in the parenthetical in clause (y) of the first proviso to such Section.

        SECTION 20.    Amendment to Section 2.22(b).    Section 2.22(b) of the Credit Agreement is hereby amended by replacing the text "$75,000,000" in such Section with the text "$100,000,000".

        SECTION 21.    Amendment to Article II.    Article II of the Credit Agreement is hereby amended by the addition of a new Section 2.24 as follows:

        SECTION 2.24.    (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from May 31, 2001, to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

        (b)  To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from any Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

        (c)  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

        SECTION 22.    Amendments to Section 4.02.    Section 4.02 of the Credit Agreement is hereby amended by (a) adding the text "each Borrowing of a Swingline Loan and" immediately after the text "On the date of each Borrowing, including" in the first sentence of such Section and (b) adding the text "or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.24(b)" at the end of paragraph (a) of such Section.

        SECTION 23.    Amendments to Section 5.04(c).    Section 5.04(c) of the Credit Agreement is hereby amended by (a) adding the text "(or January, if the Parent Borrower changes the end of its fiscal year to December 31)" immediately after the text "(B) the month of October" in the parenthetical in clause (i) of such Section and (b) adding the text "(or January, if the Parent Borrower changes the end of its fiscal year to December 31)" immediately after the text "within 45 days after the end of each October" in clause (ii) of such Section.

        SECTION 24.    Amendments to Section 5.04(d).    Section 5.04(d) of the Credit Agreement is hereby amended by (a) deleting the comma immediately after the text "6.11" in clause (ii) of such Section and replacing it with the text "and" and (b) deleting the text ", 6.13 and 6.14" in clause (ii) of such Section.

        SECTION 25.    Amendment to Section 5.04(e).    Section 5.04(e) of the Credit Agreement is hereby amended by replacing the text "Permitted Stock Repurchases or Dividends" in clause (iii) of such Section with the text "Permitted Stock and Note Repurchases or Dividends".

        SECTION 26.    Amendment to Section 5.11.    Section 5.11 of the Credit Agreement is hereby amended by adding the text "or any contractual obligation owed to such Specified Joint Venture's or Specified Newly Formed Subsidiary's customers" at the end of the proviso to the third sentence of such Section.

        SECTION 27.    Amendment to Section 6.01(c).    Section 6.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (c)  Permitted Senior Unsecured Indebtedness;

        SECTION 28.    Amendments to Section 6.01(e).    Section 6.01(e) of the Credit Agreement is hereby amended by (a) replacing the text "$10,000,000" in such Section with the text "$20,000,000", (b) deleting clause (i) of the proviso to such Section, (c) replacing the text "(ii)" in the proviso to such section with the text "(i)" and (d) replacing the text "(iii)" in the proviso to such Section with the text "(ii)".

        SECTION 29.    Amendment to Section 6.01(f).    Section 6.01(f) of the Credit Agreement is hereby amended by replacing the text "$10,000,000" in such Section with the text "$15,000,000".

        SECTION 30.    Amendment to Section 6.01(h).    Section 6.01(h) of the Credit Agreement is hereby amended by adding the text "or any contractual obligation owed to such Acquired Entity's customers" at the end of such Section.

        SECTION 31.    Amendment to Section 6.02(r).    Section 6.02(r) of the Credit Agreement is hereby amended by replacing the text "$5,000,000" in such Section with the text "$15,000,000".

        SECTION 32.    Amendment to Section 6.04(f).    Section 6.04(f) of the Credit Agreement is hereby amended by replacing the text "Permitted Stock Repurchases or Dividends" with the text "Permitted Stock and Note Repurchases or Dividends".

        SECTION 33.    Amendment to Section 6.05(b).    Section 6.05(b) of the Credit Agreement is hereby amended by replacing the text "$10,000,000" in such Section with the text "$50,000,000".

        SECTION 34.    Amendment to Section 6.05(d).    Section 6.05(d) of the Credit Agreement is hereby amended by adding the text "or any contractual obligation owed to such Acquired Entity's customers" at the end of clause (i) of such Section.

        SECTION 35.    Amendments to Section 6.06(a).    Section 6.06(a) of the Credit Agreement is hereby amended by (a) replacing the text "Permitted Stock Repurchases or Dividends" in clause (ii) of such Section with the text "Permitted Stock and Note Repurchases or Dividends" and (b) adding the text "or any contractual obligation owed to such Subsidiary's customers" immediately before the proviso to clause (vii) of such Section.

        SECTION 36.    Amendment to Section 6.06(b).    Section 6.06(b) of the Credit Agreement is hereby amended by adding the text "or any contractual obligation owed to such subsidiary's customers" at the end of clause (B) of such Section.

        SECTION 37.    Amendments to Section 6.08(c).    Section 6.08(c) of the Credit Agreement is hereby amended by (a) deleting the text "and" at the end of clause (iii) of such Section and replacing it with a comma and (b) inserting the text "and (v) Permitted Stock and Note Repurchases or Dividends" at the end of such Section.

        SECTION 38.    Amendment to Section 6.13.    Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 6.13.    [Intentionally omitted];

        SECTION 39.    Amendment to Section 6.14.    Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 6.14.    [Intentionally omitted];

        SECTION 40.    Amendment to Section 6.15.    Section 6.15 of the Credit Agreement is hereby amended by adding the text "other than December 31, provided that if any Borrower or any Subsidiary (other than the Subsidiary Non-Guarantors) changes the end of its fiscal year from September 30 to December 31, such Borrower or Subsidiary, as the case may be, may not at any time change the end of its fiscal year to any other date, including September 30" at the end of such Section.

        SECTION 41.    Amendment to Section 9.04(b).    Section 9.04(b) of the Credit Agreement is hereby amended by adding the text "and the Swingline Lender" immediately after the text "any assignment of a Revolving Credit Commitment, the Issuing Banks" in subclause (i)(x) of such Section.

        SECTION 42.    Amendment to Section 9.04(c).    Section 9.04(c) of the Credit Agreement is hereby amended by adding the text ", Swingline Loans" immediately after the text "outstanding balance of its Revolving Loans" in clause (i) of such Section.

        SECTION 43.    Amendment to Section 9.04(e).    Section 9.04(e) of the Credit Agreement is hereby amended by adding the text ", the Swingline Lender" immediately after the text "consent of the Parent Borrower, the Issuing Banks" in the first sentence of such Section.

        SECTION 44.    Amendment to Section 9.04(f).    Section 9.04(f) of the Credit Agreement is hereby amended by adding the text ", the Swingline Lender" immediately after the text "consent of the Borrowers, the Issuing Banks" in the first phrase of such Section.

        SECTION 45.    Amendments to Section 9.05(a).    Section 9.05(a) of the Credit Agreement is hereby amended by (a) adding the text ", the Swingline Lender" immediately after the text "diligence) incurred by the Administrative Agent, the Collateral Agent" in the first sentence of such section and (b) adding the text ", the Swingline Lender" immediately after the text "counsel for the Administrative Agent" in paragraph (a) of such Section.

        SECTION 46.    Representations and Warranties.    Each Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

        (a)  This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

        (b)  Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

        (c)  Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

        SECTION 47.    Amendment Fee.    In consideration of the agreements of the Required Lenders contained in this Amendment, the Parent Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 12:00 p.m., New York City time, on the date on which the conditions specified in Section 48 are satisfied, an amendment fee (the "Amendment Fee") in an amount equal to 0.15% of the sum of such Lender's outstanding Term Loans and Revolving Credit Commitments as of such date.

        SECTION 48.    Conditions to Effectiveness.    This Amendment shall become effective when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders, (b) a certificate of an officer of the Parent Borrower is delivered to the Administrative Agent to the effect that the representations and warranties set forth in Section 46 hereof are true and correct and (c) the Administrative Agent shall have received the Amendment Fees. The effectiveness of this Amendment shall be rescinded if the 2001 Notes, having terms substantially similar to the terms previously disclosed to the Administrative Agent and in a minimum aggregate principal amount of $200,000,000, are not issued, and the proceeds from the issuance of the 2001 Notes are not applied to prepay outstanding Term Loans in accordance with the Credit Agreement prior to June 5, 2001.

        SECTION 49.    Credit Agreement.    Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

        SECTION 50.    Applicable Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 51.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MAGELLAN HEALTH SERVICES, INC.,
by	Name: Title:
CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.,

by	Name: Title:
MERIT BEHAVIORAL CARE CORPORATION,
by	Name: Title:
THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank,
by	Name: Title:
FIRST UNION NATIONAL BANK, individually and as Syndication Agent and an Issuing Bank,
by	Name: Title:

SIGNATURE PAGE TO AMENDMENT NO. 9 DATED AS OF APRIL 25, 2001, TO THE CREDIT AGREEMENT DATED AS OF FEBRUARY 12, 1998 (AS PREVIOUSLY AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG MAGELLAN HEALTH SERVICES, INC., CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC., MERIT BEHAVIORAL CARE CORPORATION, THE SUBSIDIARY BORROWERS, THE LENDERS, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AS COLLATERAL AGENT, SWINGLINE LENDER AND AS AN ISSUING BANK, FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT AND AS AN ISSUING BANK, AND CREDIT LYONNAIS NEW YORK BRANCH, AS DOCUMENTATION AGENT.
NAME OF INSTITUTION:

by	Name: Title:

QuickLinks

  Exhibit 4(o)
  EXECUTION COPY